Exhibit (99)(a)

Press Release January 22, 2008

WACHOVIA EARNS $6.3 BILLION, EPS OF $3.26 PER SHARE IN FULL YEAR 2007

In tough economic environment, 4th quarter net income was $51 million, or 3 cents per share

4th QUARTER 2007 COMPARED WITH 4th QUARTER 2006

•

Lower earnings largely reflect the effect of continued disruption in the capital markets, which resulted in net valuation losses of $1.7 billion as well as a provision for credit losses of $1.5 billion, which exceeded net charge-offs by $1.0 billion.

•

Net interest income grew modestly, while fee income declined substantially due to the market disruption. Strong momentum in fiduciary and asset management fees and commissions due to the A.G. Edwards acquisition and solid organic growth.

•	Provision expense increased largely reflecting heightened portfolio risks relating to recent significant deterioration in the housing market as well as loan growth.

•

Average loans up 9 percent with strength in commercial lending and auto lending. Average deposits grew 8 percent particularly in money market accounts and certificates of deposit. Strong momentum continued in net new checking accounts, which increased 935,000 in 2007, including 100,000 generated in the former World Savings branch network.

•	Tier 1 and total capital ratios increased from the third quarter of 2007 following the issuance of $2.3 billion of preferred stock and $838 million of trust preferred.

•	Income tax benefit of $285 million principally reflects a reduction in the full year tax rate given a lower than expected level of earnings.

•	Customer loyalty scores maintain near record 53%; organic customer acquisition grew 15% annualized.

Earnings Highlights

	Three Months Ended
	December 31, 2007		September 30, 2007		December 31, 2006
(In millions, except per share data)	Amount	EPS	Amount	EPS	Amount	EPS
Earnings
Net income (GAAP)	$51	0.03	1,618	0.85	2,301	1.20
Net merger-related and restructuring expenses	109	0.05	21	0.01	29	0.01

Earnings excluding merger-related and restructuring expenses	$160	0.08	1,639	0.86	2,330	1.21

Discontinued operations, net of income taxes	—	—	—	—	(46)	(0.02)

Earnings excluding merger-related and restructuring expenses, and discontinued operations	$160	0.08	1,639	0.86	2,284	1.19

Financial ratios
Return on average common stockholders’ equity	0.28%		9.19		13.09
Net interest margin (a)	2.88		2.92		3.09
Fee and other income as % of total revenue (a)	35.09		37.90		46.51
Overhead efficiency ratio (a)	80.36%		61.31		57.53

Capital adequacy (b)
Tier 1 capital ratio	7.2%		7.1		7.4
Total capital ratio	11.5		10.8		11.3
Leverage ratio	6.1%		6.1		6.0

Asset quality
Allowance for loan losses as % of nonaccrual and restructured loans	96%		135		272
Allowance for loan losses as % of loans, net	0.98		0.78		0.80
Allowance for credit losses as % of loans, net (c)	1.02		0.82		0.84
Net charge-offs as % of average loans, net	0.41		0.19		0.14
Nonperforming assets as % of loans, net, foreclosed properties and loans held for sale	1.08%		0.63		0.32

(a)	Tax-equivalent.
(b)	The fourth quarter of 2007 is based on estimates.
(c)	The allowance for credit losses is the sum of the allowance for loan losses and the reserve for unfunded lending commitments.

— more —

WACHOVIA EARNS $6.3 BILLION, EPS OF $3.26 PER SHARE IN 2007/page 2

CHARLOTTE, N.C. – Wachovia Corp. (NYSE:WB) today reported net income of $51 million, or 3 cents per share, in the fourth quarter of 2007 compared with $2.30 billion, or $1.20 per share, in the fourth quarter of 2006.

Excluding after-tax net merger-related expenses of 5 cents per share in the fourth quarter of 2007 and 1 cent per share in the fourth quarter of 2006, earnings were $160 million, or 8 cents per share, in the fourth quarter of 2007 compared with $2.33 billion, or $1.21 per share, in the fourth quarter of 2006.

Full year 2007 net income was $6.31 billion, down 19 percent from $7.79 billion in 2006, and earnings per share were down 30 percent from 2006 to $3.26. Excluding after-tax net merger-related expenses of 8 cents in 2007 and 7 cents in 2006, earnings in 2007 were $6.47 billion, or $3.34 per share, compared with $7.91 billion, or $4.70 per share, in 2006.

“The continued turmoil in the capital markets and the dramatic change in the credit environment diminished our fourth quarter results substantially,” said Ken Thompson, Wachovia chairman and chief executive officer. “We took active and prudent steps in the second half of the year to deal with the market disruption and credit deterioration, and we believe this allows us to move forward from a position of strength despite the uncertain economic environment. For the full year, we earned $6.3 billion, paid $4.6 billion in dividends, and maintained a well-capitalized balance sheet even as we had $3.1 billion in net market-related valuation losses and increased our allowance for credit losses by $1.2 billion. Our management team and dedicated employees are focused intently on the strategic priorities that prepared us well for this more difficult economic environment: controlling expenses, managing risk appropriately, creating revenue synergies between our businesses, and continuing to provide industry-leading customer service. We’re excited about the future with our new partners from A.G. Edwards and with our newest banking markets in some of the nation’s fastest growing and affluent regions.”

Results in 2007 included the impact of the acquisition of A.G. Edwards, Inc., a retail brokerage firm headquartered in St. Louis, Missouri. This transaction was consummated on October 1, 2007, and the retail brokerage business was consolidated into Wachovia Securities LLC on January 1, 2008. Integration activity will continue through 2009.

Wachovia Corporation

	Three Months Ended
(In millions)	December 31, 2007	September 30, 2007	December 31, 2006
Net interest income (Tax-equivalent)	$4,674	4,584	4,612
Fee and other income	2,526	2,797	4,011
Total revenue (Tax-equivalent)	7,200	7,381	8,623
Provision for credit losses	1,497	408	206
Noninterest expense	5,786	4,525	4,962
Income (loss) from continuing operations before income taxes (benefits) (Tax-equivalent)	(190)	2,259	3,330
Income taxes (benefits) (Tax-equivalent)	(241)	641	1,075
Net income	51	1,618	2,301
Average loans, net	449,805	429,801	412,561
Average core deposits	$390,043	379,009	362,427

In the fourth quarter of 2007 compared with the fourth quarter of 2006, Wachovia:

•

Generated revenue of $7.2 billion on higher loan and deposit balances driven primarily by organic growth, while fee and other income declined due to net market disruption-related valuation losses of $1.7 billion and significantly reduced fee income related to the disruption in the capital markets.

— more —

WACHOVIA EARNS $6.3 BILLION, EPS OF $3.26 PER SHARE IN 2007/page 3

•	Increased net interest income modestly, reflecting higher average commercial loans, up 22 percent, and average consumer loans, up 1 percent, as well as solid deposit growth.

•

Commercial loan growth was led by middle-market commercial, large corporate and international lending, while consumer loan growth, which benefited from lower mortgage prepayments, was led by traditional mortgage lending and auto loans.

•	Average core deposits rose 8 percent and average low-cost core deposits were up 5 percent.

•

Growth in lower spread loans and other earning assets, a shift in deposit mix and the effects of the inverted yield curve resulted in 21 basis points of margin compression, although the margin decline slowed to 4 basis points from the third quarter of 2007.

•

Generated growth in fee and other income in key relationship management areas, with strength in service charges, up 11 percent, and higher commissions, up 53 percent, primarily related to the addition of A.G. Edwards. Asset management fees reached a new high, reflecting continued growth in retail brokerage managed account fees, trust and investment fees, and the addition of A.G. Edwards. Trading, securities losses and other income reflected the net valuation losses related to the market disruption.

•	Recorded a 17 percent increase in noninterest expense largely reflecting the acquisition impact.

•

Recorded a provision for credit losses of $1.5 billion, which exceeded net charge-offs by $1.0 billion. The provision largely reflected the recent significant deterioration in the residential housing market and the related portions of the commercial real estate portfolio, including higher expected loss factors for the consumer real estate and auto loan portfolios, and for the commercial portfolios following an extensive review of a large portion of the real estate financial services portfolio in light of this deterioration. Net charge-offs were $461 million, or an annualized 0.41 percent of average net loans. Total nonperforming assets including loans held for sale were $5.2 billion, or 1.08 percent of loans, foreclosed properties and loans held for sale, largely reflecting increases in consumer due to the effects of the weakened housing industry.

Lines of Business

The following discussion covers the results for Wachovia’s four core business segments and is on a segment earnings basis, which excludes net merger-related and restructuring expenses, other intangible amortization and discontinued operations. Segment earnings are the basis on which Wachovia manages and allocates capital to its business segments.

Pages 14 and 15 include a reconciliation of segment results to Wachovia’s consolidated results of operations in accordance with GAAP.

— more —

WACHOVIA EARNS $6.3 BILLION, EPS OF $3.26 PER SHARE IN 2007/page 4

General Bank Highlights

	Three Months Ended
(In millions)	December 31, 2007	September 30, 2007	December 31, 2006
Net interest income (Tax-equivalent)	$3,420	3,483	3,468
Fee and other income	963	969	956
Total revenue (Tax-equivalent)	4,428	4,497	4,461
Provision for credit losses	329	214	148
Noninterest expense	2,148	2,013	1,934
Segment earnings	$1,239	1,441	1,510
Cash overhead efficiency ratio (Tax-equivalent)	48.52%	44.77	43.36
Average loans, net	$305,750	297,142	289,474
Average core deposits	296,560	290,354	280,069
Economic capital, average	$11,721	11,554	11,147

General Bank

The General Bank includes retail, small business and commercial customers. The fourth quarter of 2007 compared with the fourth quarter of 2006 included:

•	Earnings of $1.2 billion, down $271 million, driven by a small decrease in revenue, a higher provision for credit losses and higher noninterest expense.

•	A continued shift in the business mix reflecting customer preferences for fixed rate instead of variable rate loans and certificates of deposit over demand deposits.

•	Average loan growth of 6 percent, reflecting double digit growth in wholesale businesses and small business, and 4 percent growth in consumer loans.

•

6 percent deposit growth led by consumer certificates of deposit, up $15.2 billion, and money market deposits, up $3.0 billion from year-end 2006. Net new retail checking accounts increased by 90,000 in the fourth quarter of 2007 compared with an increase of 87,000 in the fourth quarter of 2006. For the full year, net new retail checking accounts increased 935,000 in 2007 compared with an increase of 554,000 in 2006; this increase included more than 100,000 generated in the former World Savings branch network.

•

Modest growth in fee and other income, with double digit growth in service charges and interchange income offsetting lower mortgage banking fee income and losses of $30 million on the sale of student loans.

•

Noninterest expense up 11 percent, with expenses up across the board as organizational realignment drove salaries and severance costs higher. De novo branch activity continued, with 109 branches added and 128 consolidated in full year 2007. The increased investment drove the General Bank’s overhead efficiency ratio up 516 basis points to 48.52 percent.

•

A $181 million increase in the provision for credit losses largely reflecting significant deterioration in consumer real estate, as well as losses in auto, partially offset by a decline in commercial real estate losses.

— more —

WACHOVIA EARNS $6.3 BILLION, EPS OF $3.26 PER SHARE IN 2007/page 5

Wealth Management Highlights

	Three Months Ended
(In millions)	December 31, 2007	September 30, 2007	December 31, 2006
Net interest income (Tax-equivalent)	$184	186	180
Fee and other income	215	184	200
Total revenue (Tax-equivalent)	402	374	384
Provision for credit losses	7	6	—
Noninterest expense	260	253	253
Segment earnings	$85	74	84
Cash overhead efficiency ratio (Tax-equivalent)	64.87%	67.39	65.57
Average loans, net	$21,831	21,600	19,840
Average core deposits	16,772	16,943	17,255
Economic capital, average	$655	652	635

Wealth Management

Wealth Management includes private banking, personal trust, investment advisory services, charitable services, financial planning and insurance brokerage. The fourth quarter of 2007 compared with the fourth quarter of 2006 included:

•	Modest earnings growth to $85 million on 5 percent revenue growth, offset by 3 percent growth in expense and higher provision for credit losses.

•

Strong fiduciary and asset management fees related to a pricing initiative implemented in the third quarter and other growth, all of which contributed to 8 percent growth in fee and other income. Insurance commissions declined largely due to nonstrategic insurance account dispositions.

•	2 percent growth in net interest income on 10 percent average loan growth, which offset spread compression.

•	An increase in expense on modest growth in salaries and benefits including higher non-merger severance costs.

Corporate and Investment Bank Highlights

	Three Months Ended
(In millions)	December 31, 2007	September 30, 2007	December 31, 2006
Net interest income (Tax-equivalent)	$988	839	776
Fee and other income	(789)	21	1,363
Total revenue (Tax-equivalent)	162	822	2,102
Provision for credit losses	112	1	3
Noninterest expense	991	654	1,044
Segment earnings (loss)	$(596)	105	670
Cash overhead efficiency ratio (Tax-equivalent)	609.60%	79.69	49.63
Average loans, net	$91,646	82,993	72,699
Average core deposits	36,131	37,066	32,466
Economic capital, average	$11,326	9,881	8,363

Corporate and Investment Bank

The Corporate and Investment Bank includes corporate lending, investment banking, and treasury and international trade finance. Fourth quarter 2007 results compared with the fourth quarter of 2006 included:

— more —

WACHOVIA EARNS $6.3 BILLION, EPS OF $3.26 PER SHARE IN 2007/page 6

•	A segment loss of $596 million driven by $1.6 billion in net valuation losses reflecting continued disruption in the capital markets and reduced origination volume in most market-related businesses.

•	Market valuation losses, net of applicable hedges of:

•	$1.0 billion in subprime residential asset-backed collateralized debt obligations and other related exposures, compared with $350 million in the prior quarter;

•	$600 million in commercial mortgage structured products, compared with $488 million in the prior quarter;

•	$123 million in consumer mortgage structured products, compared with $82 million in the prior quarter;

•	$93 million gain in leveraged finance net of fees, compared with a net $272 million in losses in the prior quarter; and

•	$59 million net gain in non-subprime collateralized debt obligations and other structured products, compared with $109 million net loss in the prior quarter.

•

A 27 percent increase in net interest income, which reflected 26 percent growth in average loans particularly in real estate products in growth markets and international lending in emerging markets, as well as a shift from originate, warehouse and sell to originate and hold assets on the balance sheet.

•	Lower principal investing compared with strong results in the prior year quarter and particularly from a very strong third quarter of 2007.

•	Lower noninterest expense primarily related to lower incentive compensation.

•	Provision of $112 million largely reflecting residential-related commercial real estate losses.

Capital Management Highlights

	Three Months Ended
(In millions)	December 31, 2007	September 30, 2007	December 31, 2006
Net interest income (Tax-equivalent)	$323	271	258
Fee and other income	2,211	1,444	1,370
Total revenue (Tax-equivalent)	2,523	1,707	1,620
Provision for credit losses	—	—	—
Noninterest expense	1,972	1,273	1,232
Segment earnings	$350	275	247
Cash overhead efficiency ratio (Tax-equivalent)	78.14%	74.62	75.99
Average loans, net	$2,295	2,142	1,419
Average core deposits	38,019	31,489	30,100
Economic capital, average	$2,392	1,560	1,507

Capital Management

Capital Management includes retail brokerage services and asset management. The fourth quarter of 2007 compared with the fourth quarter of 2006 included:

— more —

WACHOVIA EARNS $6.3 BILLION, EPS OF $3.26 PER SHARE IN 2007/page 7

•

Earnings of $350 million on 56 percent revenue growth, which reflected strength in retail brokerage managed account fees as well as the acquisitions of A.G. Edwards on October 1, 2007, and European Credit Management Ltd. (ECM) on January 31, 2007. Growth was partially offset by an additional $17 million valuation loss related to certain asset-backed commercial paper investments purchased in the third quarter of 2007 from Evergreen money market funds.

•	Managed assets growth of 52 percent from year-end 2006 to $203.5 billion at year-end 2007, including $44.0 billion from A.G. Edwards.

•	60 percent growth in noninterest expense largely due to the effect of the A.G. Edwards and the ECM acquisitions, as well as higher commissions and litigation expense.

Total assets under management of $274.7 billion at December 31, 2007, decreased 1 percent from December 31, 2006, as the addition of $29.9 billion from acquisitions, net money market fund inflows of $9.3 billion and approximately $4.5 billion in market appreciation were offset by the $34.5 billion change in investment discretion of assets under management now solely managed by Wealth and other net outflows of $13.3 billion primarily related to the loss of one institutional client with minimal revenue impact. Total brokerage client assets grew 54 percent from year-end 2006 to $1.2 trillion, including $371.1 billion from A.G. Edwards.

***

Wachovia Corporation (NYSE:WB) is one of the nation’s largest diversified financial services companies, with assets of $782.9 billion and market capitalization of $75.3 billion at December 31, 2007. Wachovia provides a broad range of retail banking and brokerage, asset and wealth management, and corporate and investment banking products and services to customers through 3,400 retail financial centers in 21 states from Connecticut to Florida and west to Texas and California, and nationwide retail brokerage, mortgage lending and auto finance businesses. Globally, clients are served in selected corporate and institutional sectors and through more than 40 international offices. Our retail brokerage operations under the Wachovia Securities brand name manage more than $1.2 trillion in client assets through 17,900 registered representatives in 1,500 offices nationwide. Online banking is available at wachovia.com; online brokerage products and services at wachoviasec.com; and investment products and services at evergreeninvestments.com.

Forward-Looking Statements

This news release contains various forward-looking statements. A discussion of various factors that could cause Wachovia Corporation’s actual results to differ materially from those expressed in such forward-looking statements is included in Wachovia’s filings with the Securities and Exchange Commission, including its Current Report on Form 8-K dated January 22, 2008.

Explanation of Wachovia’s Use of Certain Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this news release includes certain non-GAAP financial measures, including those presented on page 1 and on page 11 under the captions “Earnings Excluding Merger-Related and Restructuring Expenses, and Discontinued Operations” and “Earnings Excluding Merger-Related and Restructuring Expenses, Other Intangible Amortization and Discontinued Operations”, and which are reconciled to GAAP financial measures on pages 23 and 24. In addition, in this news release certain designated net interest income amounts are presented on a tax-equivalent basis, including the calculation of the overhead efficiency ratio.

Wachovia believes these non-GAAP financial measures provide information useful to investors in understanding the underlying operational performance of the company, its business and performance trends and facilitates comparisons with the performance of others in the financial services industry. Specifically, Wachovia believes the exclusion of merger-related and restructuring expenses, discontinued operations and the cumulative effect of a change in accounting principle permits evaluation and a comparison of results for on-going business operations, and it is on this basis that Wachovia’s management internally assesses the company’s performance. Those non-operating items are excluded from Wachovia’s segment measures used internally to evaluate segment performance in accordance with GAAP because management does not consider them particularly relevant or useful in evaluating the operating performance of our business segments. In addition, because of the significant amount of deposit base intangible amortization, Wachovia

— more —

WACHOVIA EARNS $6.3 BILLION, EPS OF $3.26 PER SHARE IN 2007/page 8 believes the exclusion of this expense provides investors with consistent and meaningful comparisons to other financial services firms. Wachovia’s management makes recommendations to its board of directors about dividend payments based on reported earnings excluding merger-related and restructuring expenses, other intangible amortization, discontinued operations and the cumulative effect of a change in accounting principle, and has communicated certain dividend payout ratio goals to investors on this basis. Management believes this payout ratio is useful to investors because it provides investors with a better understanding of and permits investors to monitor Wachovia’s dividend payout policy. Wachovia also believes the presentation of net interest income on a tax-equivalent basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry standards. Wachovia operates one of the largest retail brokerage businesses in our industry, and we have presented an overhead efficiency ratio excluding these brokerage services, which management believes is useful to investors in comparing the performance of our banking business with other banking companies.

Although Wachovia believes the above non-GAAP financial measures enhance investors’ understanding of its business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP basis financial measures.

Earnings Conference Call and Supplemental Materials

Wachovia CEO Ken Thompson and CFO Tom Wurtz will review Wachovia’s fourth quarter 2007 results and present an outlook for 2008 in a conference call and audio webcast beginning at 11 a.m. Eastern Standard Time today. This review may include a discussion of certain non-GAAP financial measures. Supplemental materials relating to fourth quarter results, which also include a reconciliation of any non-GAAP measures to Wachovia’s reported financials, are available on the Internet at Wachovia.com/investor, and investors are encouraged to access these materials in advance of the conference call.

Webcast Instructions: To gain access to the webcast, which will be “listen-only,” go to Wachovia.com/investor and click on the link “Wachovia Fourth Quarter Earnings Audio Webcast.” In order to listen to the webcast, you will need to download either Real Player or Media Player.

Teleconference Instructions: The telephone number for the conference call is 888-357-9787 for U.S. callers or 706-679-7342 for international callers. You will be asked to tell the answering coordinator your name and the name of your firm. Mention the conference Access Code: WB Investor.

Replay: Tuesday, January 22, by 1:00 p.m. EST and continuing through 5 p.m. EST Friday, March 21. Replay telephone number is 706-645-9291; access code: 206047152.

Investors seeking further information should contact the Investor Relations team: Alice Lehman at 704-374-4139 or Ellen Taylor at 704-383-1381. Media seeking further information should contact the Corporate Media Relations team: Mary Eshet at 704-383-7777 or Christy Phillips at 704-383-8178.

— more —

WACHOVIA CORPORATION AND SUBSIDIARIES

FINANCIAL TABLES

WACHOVIA CORPORATION AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS

(Unaudited)

	2007				2006
(Dollars in millions, except per share data)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
EARNINGS SUMMARY
Net interest income (GAAP)	$4,630	4,551	4,449	4,500	4,577
Tax-equivalent adjustment	44	33	38	37	35

Net interest income (Tax-equivalent)	4,674	4,584	4,487	4,537	4,612
Fee and other income	2,526	2,797	4,240	3,734	4,011

Total revenue (Tax-equivalent)	7,200	7,381	8,727	8,271	8,623
Provision for credit losses	1,497	408	179	177	206
Other noninterest expense	5,488	4,397	4,755	4,493	4,772
Merger-related and restructuring expenses	187	36	32	10	49
Other intangible amortization	111	92	103	118	141

Total noninterest expense	5,786	4,525	4,890	4,621	4,962
Minority interest in income of consolidated subsidiaries	107	189	139	136	125

Income (loss) from continuing operations before income taxes (benefits) (Tax-equivalent)	(190)	2,259	3,519	3,337	3,330
Income taxes (benefits)	(285)	608	1,140	998	1,040
Tax-equivalent adjustment	44	33	38	37	35

Income from continuing operations	51	1,618	2,341	2,302	2,255
Discontinued operations, net of income taxes	—	—	—	—	46

Net income	$51	1,618	2,341	2,302	2,301

Diluted earnings per common share	$0.03	0.85	1.22	1.20	1.20
Return on average common stockholders’ equity	0.28%	9.19	13.54	13.47	13.09
Return on average assets	0.03	0.88	1.33	1.35	1.31
Overhead efficiency ratio	80.36%	61.31	56.02	55.88	57.53
Operating leverage	$(1,441)	(983)	189	(13)	665

ASSET QUALITY
Allowance for loan losses as % of loans, net	0.98%	0.78	0.79	0.80	0.80
Allowance for loan losses as % of nonperforming assets	88	120	164	194	246
Allowance for credit losses as % of loans, net	1.02	0.82	0.83	0.84	0.84
Net charge-offs as % of average loans, net	0.41	0.19	0.14	0.15	0.14
Nonperforming assets as % of loans, net, foreclosed properties and loans held for sale	1.08%	0.63	0.47	0.40	0.32

CAPITAL ADEQUACY (a)
Tier I capital ratio	7.2%	7.1	7.5	7.4	7.4
Total capital ratio	11.5	10.8	11.5	11.4	11.3
Leverage ratio	6.1%	6.1	6.2	6.1	6.0

OTHER DATA
Average diluted common shares (In millions)	1,983	1,910	1,919	1,925	1,922
Actual common shares (In millions) (b)	1,980	1,901	1,903	1,913	1,904
Dividends paid per common share	$0.64	0.64	0.56	0.56	0.56
Dividend payout ratio on common shares	2,133.33%	75.29	45.90	46.67	46.67
Book value per common share (b)	$37.66	36.90	36.40	36.47	36.61
Common stock price	38.03	50.15	51.25	55.05	56.95
Market capitalization (b)	$75,302	95,326	97,530	105,330	108,443
Common stock price to book value (b)	101%	136	141	151	156
FTE employees	121,890	109,724	110,493	110,369	109,460
Total financial centers/brokerage offices	4,894	4,167	4,135	4,167	4,126
ATMs	5,139	5,123	5,099	5,146	5,212

(a)	The fourth quarter of 2007 is based on estimates.
(b)	Includes restricted stock for which the holder receives dividends and has full voting rights.

WACHOVIA CORPORATION AND SUBSIDIARIES

OTHER FINANCIAL DATA

(Unaudited)

	2007				2006
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
EARNINGS EXCLUDING MERGER-RELATED AND RESTRUCTURING EXPENSES, AND DISCONTINUED OPERATIONS (a) (b)
Return on average common stockholders’ equity	0.86%	9.31	13.66	13.50	12.98
Return on average assets	0.08	0.89	1.34	1.35	1.30
Overhead efficiency ratio	77.76	60.83	55.65	55.75	56.97
Overhead efficiency ratio excluding brokerage	77.39%	57.78	51.73	52.31	53.55
Operating leverage	$(1,290)	(979)	210	(51)	675

EARNINGS EXCLUDING MERGER-RELATED AND RESTRUCTURING EXPENSES, OTHER INTANGIBLE AMORTIZATION AND DISCONTINUED OPERATIONS (a) (b) (c)
Dividend payout ratio on common shares	581.82%	71.91	44.09	45.16	45.16
Return on average tangible common stockholders’ equity	3.09	22.70	33.57	33.27	31.58
Return on average tangible assets	0.12	0.98	1.47	1.49	1.43
Overhead efficiency ratio	76.21	59.59	54.47	54.33	55.33
Overhead efficiency ratio excluding brokerage	75.15%	56.25	50.30	50.59	51.61
Operating leverage	$(1,269)	(991)	197	(75)	725

OTHER FINANCIAL DATA
Net interest margin	2.88%	2.92	2.94	3.04	3.09
Fee and other income as % of total revenue	35.09	37.90	48.58	45.15	46.51
Effective income tax rate (d)	122.05	27.33	32.78	30.22	31.74
Effective tax rate (Tax-equivalent) (d) (e)	127.17%	28.38	33.51	30.99	32.46

AVERAGE BALANCE SHEET DATA
Commercial loans, net	$188,164	174,672	165,512	157,288	154,306
Consumer loans, net	261,641	255,129	255,745	257,973	258,255
Loans, net	449,805	429,801	421,257	415,261	412,561
Earning assets	650,140	628,773	605,978	593,663	596,893
Total assets	763,487	729,004	704,773	691,029	698,687
Core deposits	390,043	379,009	378,496	369,270	362,427
Total deposits	437,566	416,107	408,418	399,106	395,380
Interest-bearing liabilities	599,130	574,399	547,669	535,778	536,958
Stockholders’ equity	$73,986	69,857	69,317	69,320	69,725

PERIOD-END BALANCE SHEET DATA
Commercial loans, net	$198,566	189,545	175,369	167,039	162,098
Consumer loans, net	263,388	259,661	253,751	254,624	258,060
Loans, net	461,954	449,206	429,120	421,663	420,158
Goodwill and other intangible assets
Goodwill	43,122	38,848	38,766	38,838	38,379
Deposit base	619	670	727	796	883
Customer relationships	1,410	620	651	684	662
Tradename	90	90	90	90	90
Total assets	782,896	754,168	715,428	702,669	707,121
Core deposits	397,405	377,865	378,188	377,358	371,771
Total deposits	449,129	421,937	410,030	405,270	407,458
Stockholders’ equity	$76,872	70,140	69,266	69,786	69,716

(a)	These financial measures are calculated by excluding from GAAP net income presented on page 10, $109 million, $21 million, $20 million, $6 million and $29 million in the fourth, third, second and first quarters of 2007, and in the fourth quarter of 2006, respectively, of after-tax net merger-related and restructuring expenses, and $46 million after tax in the fourth quarter of 2006 related to discontinued operations.
(b)	See page 10 for the most directly comparable GAAP financial measure and pages 23 and 24 for a more detailed reconciliation.
(c)	These financial measures are calculated by excluding from GAAP net income presented on page 10, $64 million, $60 million, $66 million, $76 million and $90 million in the fourth, third, second and first quarters of 2007, and in the fourth quarter of 2006, respectively, of deposit base and other intangible amortization.
(d)	The fourth quarter of 2006 includes taxes on discontinued operations.
(e)	The tax-equivalent tax rate applies to fully tax-equivalized revenues.

WACHOVIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	2007				2006
(In millions, except per share data)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
INTEREST INCOME
Interest and fees on loans	$7,980	7,937	7,723	7,618	7,736
Interest and dividends on securities	1,616	1,529	1,474	1,478	1,491
Trading account interest	557	566	506	433	462
Other interest income	757	799	647	611	681

Total interest income	10,910	10,831	10,350	10,140	10,370

INTEREST EXPENSE
Interest on deposits	3,433	3,334	3,180	3,014	3,067
Interest on short-term borrowings	673	801	706	669	781
Interest on long-term debt	2,174	2,145	2,015	1,957	1,945

Total interest expense	6,280	6,280	5,901	5,640	5,793

Net interest income	4,630	4,551	4,449	4,500	4,577
Provision for credit losses	1,497	408	179	177	206

Net interest income after provision for credit losses	3,133	4,143	4,270	4,323	4,371

FEE AND OTHER INCOME
Service charges	716	689	667	614	646
Other banking fees	440	437	504	416	452
Commissions	970	600	649	659	633
Fiduciary and asset management fees	1,436	1,029	1,015	953	887
Advisory, underwriting and other investment banking fees	249	393	454	407	433
Trading account profits (losses)	(742)	(437)	195	128	29
Principal investing	41	372	298	48	142
Securities gains (losses)	(320)	(34)	23	53	47
Other income	(264)	(252)	435	456	742

Total fee and other income	2,526	2,797	4,240	3,734	4,011

NONINTEREST EXPENSE
Salaries and employee benefits	3,468	2,628	3,122	2,972	3,023
Occupancy	375	325	331	312	323
Equipment	334	283	309	307	314
Advertising	71	62	70	61	47
Communications and supplies	192	175	180	173	166
Professional and consulting fees	275	196	209	177	239
Other intangible amortization	111	92	103	118	141
Merger-related and restructuring expenses	187	36	32	10	49
Sundry expense	773	728	534	491	660

Total noninterest expense	5,786	4,525	4,890	4,621	4,962

Minority interest in income of consolidated subsidiaries	107	189	139	136	125

Income (loss) from continuing operations before income taxes (benefits)	(234)	2,226	3,481	3,300	3,295
Income taxes (benefits)	(285)	608	1,140	998	1,040

Income from continuing operations	51	1,618	2,341	2,302	2,255
Discontinued operations, net of income taxes	—	—	—	—	46

Net income	$51	1,618	2,341	2,302	2,301

PER COMMON SHARE DATA
Basic earnings
Income from continuing operations	$0.03	0.86	1.24	1.22	1.20
Net income	0.03	0.86	1.24	1.22	1.22
Diluted earnings
Income from continuing operations	0.03	0.85	1.22	1.20	1.18
Net income	0.03	0.85	1.22	1.20	1.20
Cash dividends	$0.64	0.64	0.56	0.56	0.56
AVERAGE COMMON SHARES
Basic	1,959	1,885	1,891	1,894	1,889
Diluted	1,983	1,910	1,919	1,925	1,922

WACHOVIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Years Ended December 31,
(In millions, except per share data)	2007	2006
INTEREST INCOME
Interest and fees on loans	$31,258	21,976
Interest and dividends on securities	6,097	6,433
Trading account interest	2,062	1,575
Other interest income	2,814	2,281

Total interest income	42,231	32,265

INTEREST EXPENSE
Interest on deposits	12,961	9,119
Interest on short-term borrowings	2,849	3,114
Interest on long-term debt	8,291	4,783

Total interest expense	24,101	17,016

Net interest income	18,130	15,249
Provision for credit losses	2,261	434

Net interest income after provision for credit losses	15,869	14,815

FEE AND OTHER INCOME
Service charges	2,686	2,480
Other banking fees	1,797	1,756
Commissions	2,878	2,406
Fiduciary and asset management fees	4,433	3,368
Advisory, underwriting and other investment banking fees	1,503	1,345
Trading account profits (losses)	(856)	535
Principal investing	759	525
Securities gains (losses)	(278)	118
Other income	375	2,132

Total fee and other income	13,297	14,665

NONINTEREST EXPENSE
Salaries and employee benefits	12,190	10,903
Occupancy	1,343	1,173
Equipment	1,233	1,184
Advertising	264	204
Communications and supplies	720	653
Professional and consulting fees	857	790
Other intangible amortization	424	423
Merger-related and restructuring expenses	265	179
Sundry expense	2,526	2,087

Total noninterest expense	19,822	17,596

Minority interest in income of consolidated subsidiaries	571	414

Income before income taxes	8,773	11,470
Income taxes	2,461	3,725

Income from continuing operations	6,312	7,745
Discontinued operations, net of income taxes	—	46

Net income	$6,312	7,791

PER COMMON SHARE DATA
Basic earnings
Income from continuing operations	$3.31	4.70
Net income	3.31	4.72
Diluted earnings
Income from continuing operations	3.26	4.61
Net income	3.26	4.63
Cash dividends	$2.40	2.14
AVERAGE COMMON SHARES
Basic	1,907	1,651
Diluted	1,934	1,681

WACHOVIA CORPORATION AND SUBSIDIARIES

BUSINESS SEGMENTS

(Unaudited)

	Three Months Ended December 31, 2007
(In millions)	General Bank	Wealth Management	Corporate and Investment Bank	Capital Management	Parent	Net Merger- Related and Restructuring Expenses (b)	Total
CONSOLIDATED
Net interest income (a)	$3,420	184	988	323	(241)	(44)	4,630
Fee and other income	963	215	(789)	2,211	(74)	—	2,526
Intersegment revenue	45	3	(37)	(11)	—	—	—

Total revenue (a)	4,428	402	162	2,523	(315)	(44)	7,156
Provision for credit losses	329	7	112	—	1,049	—	1,497
Noninterest expense	2,148	260	991	1,972	228	187	5,786
Minority interest	—	—	—	—	118	(11)	107
Income taxes (benefits)	701	50	(364)	200	(805)	(67)	(285)
Tax-equivalent adjustment	11	—	19	1	13	(44)	—

Net income (loss)	$1,239	85	(596)	350	(918)	(109)	51

	Three Months Ended September 30, 2007
(In millions)	General Bank	Wealth Management	Corporate and Investment Bank	Capital Management	Parent	Net Merger- Related and Restructuring Expenses (b)	Total
CONSOLIDATED
Net interest income (a)	$3,483	186	839	271	(195)	(33)	4,551
Fee and other income	969	184	21	1,444	179	—	2,797
Intersegment revenue	45	4	(38)	(8)	(3)	—	—

Total revenue (a)	4,497	374	822	1,707	(19)	(33)	7,348
Provision for credit losses	214	6	1	—	187	—	408
Noninterest expense	2,013	253	654	1,273	296	36	4,525
Minority interest	—	—	—	—	189	—	189
Income taxes (benefits)	818	41	53	159	(448)	(15)	608
Tax-equivalent adjustment	11	—	9	—	13	(33)	—

Net income (loss)	$1,441	74	105	275	(256)	(21)	1,618

WACHOVIA CORPORATION AND SUBSIDIARIES

BUSINESS SEGMENTS

(Unaudited)

	Three Months Ended December 31, 2006
(In millions)	General Bank	Wealth Management	Corporate and Investment Bank	Capital Management	Parent	Net Merger- Related and Restructuring Expenses (b)	Total
CONSOLIDATED
Net interest income (a)	$3,468	180	776	258	(70)	(35)	4,577
Fee and other income	956	200	1,363	1,370	122	—	4,011
Intersegment revenue	37	4	(37)	(8)	4	—	—

Total revenue (a)	4,461	384	2,102	1,620	56	(35)	8,588
Provision for credit losses	148	—	3	—	55	—	206
Noninterest expense	1,934	253	1,044	1,232	450	49	4,962
Minority interest	—	—	—	—	124	1	125
Income taxes (benefits)	859	47	374	141	(360)	(21)	1,040
Tax-equivalent adjustment	10	—	11	—	14	(35)	—

Income from continuing operations	1,510	84	670	247	(227)	(29)	2,255
Discontinued operations, net of income taxes	—	—	—	—	46	—	46

Net income (loss)	$1,510	84	670	247	(181)	(29)	2,301

(a)	Tax-equivalent.
(b)	The tax-equivalent amounts are eliminated herein in order for "Total" amounts to agree with amounts appearing in the Consolidated Statements of Income.

WACHOVIA CORPORATION AND SUBSIDIARIES

LOANS—ON-BALANCE SHEET, AND MANAGED AND SERVICING PORTFOLIOS

(Unaudited)

	2007				2006
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
ON-BALANCE SHEET LOAN PORTFOLIO COMMERCIAL
Commercial, financial and agricultural	$112,509	109,269	102,397	99,687	96,285
Real estate—construction and other	18,543	18,167	17,449	16,965	16,182
Real estate—mortgage	23,846	21,514	20,448	20,130	20,026
Lease financing	23,913	23,966	24,083	24,053	25,341
Foreign	29,540	26,471	20,959	16,240	13,464

Total commercial	208,351	199,387	185,336	177,075	171,298

CONSUMER
Real estate secured	227,719	225,355	220,293	220,682	225,826
Student loans	8,149	7,742	6,757	8,479	7,768
Installment loans	25,635	24,763	25,017	23,665	22,660

Total consumer	261,503	257,860	252,067	252,826	256,254

Total loans	469,854	457,247	437,403	429,901	427,552
Unearned income	(7,900)	(8,041)	(8,283)	(8,238)	(7,394)

Loans, net (On-balance sheet)	$461,954	449,206	429,120	421,663	420,158

MANAGED PORTFOLIO (a)
COMMERCIAL
On-balance sheet loan portfolio	$208,351	199,387	185,336	177,075	171,298
Securitized loans—off-balance sheet	131	142	170	181	194
Loans held for sale	9,414	13,905	11,573	10,467	8,866

Total commercial	217,896	213,434	197,079	187,723	180,358

CONSUMER
Real estate secured
On-balance sheet loan portfolio	227,719	225,355	220,293	220,682	225,826
Securitized loans—off-balance sheet	7,230	7,625	8,112	6,595	5,611
Securitized loans included in securities	10,755	5,963	6,091	5,629	5,321
Loans held for sale	4,816	3,583	4,079	4,089	3,420

Total real estate secured	250,520	242,526	238,575	236,995	240,178

Student
On-balance sheet loan portfolio	8,149	7,742	6,757	8,479	7,768
Securitized loans—off-balance sheet	2,811	2,856	2,905	3,045	3,128
Securitized loans included in securities	52	52	52	52	52
Loans held for sale	—	1,968	2,046	—	—

Total student	11,012	12,618	11,760	11,576	10,948

Installment
On-balance sheet loan portfolio	25,635	24,763	25,017	23,665	22,660
Securitized loans—off-balance sheet	2,263	2,572	3,105	2,851	3,276
Securitized loans included in securities	47	55	116	126	137
Loans held for sale	2,542	1,975	35	476	282

Total installment	30,487	29,365	28,273	27,118	26,355

Total consumer	292,019	284,509	278,608	275,689	277,481

Total managed portfolio	$509,915	497,943	475,687	463,412	457,839

SERVICING PORTFOLIO (b)
Commercial	$353,464	337,721	298,374	271,038	250,652
Consumer	$27,967	28,474	26,789	25,952	21,039

(a)	The managed portfolio includes the on-balance sheet loan portfolio, loans securitized for which the retained interests are classified in securities on-balance sheet, loans held for sale on-balance sheet and the off-balance sheet portfolio of securitized loans sold, where we service the loans.
(b)	The servicing portfolio consists of third party commercial and consumer loans for which our sole function is that of servicing the loans for the third parties.

WACHOVIA CORPORATION AND SUBSIDIARIES

ALLOWANCE FOR CREDIT LOSSES

(Unaudited)

	2007				2006
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
ALLOWANCE FOR CREDIT LOSSES (a)
Balance, beginning of period	$3,691	3,552	3,533	3,514	3,163
Provision for credit losses	1,467	381	168	175	204
Provision for credit losses relating to loans transferred to loans held for sale or sold	6	3	4	1	7
Provision for credit losses for unfunded lending commitments	24	24	7	1	(5)
LOAN LOSSES
Commercial, financial and agricultural	(67)	(41)	(39)	(34)	(32)
Commercial real estate—construction and mortgage	(117)	(5)	(4)	(6)	(10)

Total commercial	(184)	(46)	(43)	(40)	(42)

Real estate secured	(156)	(59)	(40)	(33)	(29)
Student loans	(4)	(5)	(2)	(3)	(5)
Installment and other loans (b)	(225)	(168)	(138)	(142)	(135)

Total consumer	(385)	(232)	(180)	(178)	(169)

Total loan losses	(569)	(278)	(223)	(218)	(211)

LOAN RECOVERIES
Commercial, financial and agricultural	22	9	15	9	27
Commercial real estate—construction and mortgage	—	3	—	3	1

Total commercial	22	12	15	12	28

Real estate secured	9	12	11	6	7
Student loans	2	3	—	1	3
Installment and other loans (b)	75	45	47	44	33

Total consumer	86	60	58	51	43

Total loan recoveries	108	72	73	63	71

Net charge-offs	(461)	(206)	(150)	(155)	(140)

Balance of acquired entities at purchase date	—	—	—	—	303
Allowance relating to loans acquired, transferred to loans held for sale or sold	(10)	(63)	(10)	(3)	(18)

Balance, end of period	$4,717	3,691	3,552	3,533	3,514

ALLOWANCE FOR CREDIT LOSSES
Allowance for loan losses	$4,507	3,505	3,390	3,378	3,360
Reserve for unfunded lending commitments	210	186	162	155	154

Total allowance for credit losses	$4,717	3,691	3,552	3,533	3,514

ALLOWANCE FOR LOAN LOSSES
as % of loans, net	0.98%	0.78	0.79	0.80	0.80
as % of nonaccrual and restructured loans (c) (d)	96	135	182	213	272
as % of nonperforming assets (c)	88	120	164	194	246
ALLOWANCE FOR CREDIT LOSSES
as % of loans, net	1.02%	0.82	0.83	0.84	0.84

NET CHARGE-OFFS AS % OF AVERAGE LOANS, NET (e)
Commercial, financial and agricultural	0.06%	0.10	0.07	0.08	0.02
Commercial real estate—construction and mortgage	1.09	0.02	0.04	0.04	0.10

Total commercial	0.34	0.08	0.07	0.07	0.04

Real estate secured	0.26	0.08	0.05	0.05	0.04
Student loans	0.10	0.14	0.07	0.10	0.09
Installment and other loans (b)	2.35	1.99	1.47	1.67	1.79

Total consumer	0.46	0.27	0.19	0.20	0.19

Total as % of average loans, net	0.41%	0.19	0.14	0.15	0.14

CONSUMER REAL ESTATE SECURED NET CHARGE-OFFS
First lien	$(122)	(32)	(17)	(15)	(15)
Second lien	(25)	(15)	(12)	(12)	(7)

Total consumer real estate secured net charge-offs	$(147)	(47)	(29)	(27)	(22)

(a)	The allowance for credit losses is the sum of the allowance for loan losses and the reserve for unfunded lending commitments.
(b)	Principally auto loans.
(c)	These ratios do not include nonperforming assets included in loans held for sale.
(d)	Restructured loans are not significant.
(e)	Annualized.

WACHOVIA CORPORATION AND SUBSIDIARIES

NONPERFORMING ASSETS

(Unaudited)

	2007				2006
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
NONPERFORMING ASSETS
Nonaccrual loans
Commercial
Commercial, financial and agricultural	$602	354	318	303	226
Commercial real estate—construction and mortgage	1,059	289	161	117	93

Total commercial	1,661	643	479	420	319

Consumer
Real estate secured
First lien	2,948	1,865	1,293	1,076	868
Second lien	58	41	43	37	32
Installment and other loans (a)	42	45	42	51	15

Total consumer	3,048	1,951	1,378	1,164	915

Total nonaccrual loans	4,709	2,594	1,857	1,584	1,234
Foreclosed properties (b)	389	334	207	155	132

Total nonperforming assets	$5,098	2,928	2,064	1,739	1,366

as % of loans, net, and foreclosed properties (c)	1.10%	0.65	0.48	0.41	0.32

Nonperforming assets included in loans held for sale
Commercial	$—	—	—	1	1
Consumer	62	59	42	25	15

Total nonperforming assets included in loans held for sale	62	59	42	26	16

Nonperforming assets included in loans and in loans held for sale	$5,160	2,987	2,106	1,765	1,382

as % of loans, net, foreclosed properties and loans held for sale (d)	1.08%	0.63	0.47	0.40	0.32

PAST DUE LOANS 90 DAYS AND OVER, AND NONACCRUAL LOANS
Accruing loans past due 90 days and over	$708	590	562	555	650
Nonaccrual loans	4,709	2,594	1,857	1,584	1,234

Total past due loans 90 days and over, and nonaccrual loans	$5,417	3,184	2,419	2,139	1,884

Commercial as % of loans, net	0.89%	0.38	0.31	0.28	0.23
Consumer as % of loans, net	1.39%	0.95	0.74	0.66	0.59

(a)	Principally auto loans; nonaccrual status does not apply to student loans.
(b)	Restructured loans are not significant.
(c)	These ratios do not include nonperforming assets included in loans held for sale.
(d)	These ratios reflect nonperforming loans included in loans held for sale. Loans held for sale are recorded at the lower of cost or market value, and accordingly, the amounts shown and included in the ratios are net of the transferred allowance for loan losses and the lower of cost or market value adjustments.

WACHOVIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	2007				2006
(In millions, except per share data)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
ASSETS
Cash and due from banks	$15,124	12,681	12,065	12,593	15,826
Interest-bearing bank balances	3,057	4,449	2,726	2,591	2,167
Federal funds sold and securities purchased under resale agreements	15,449	11,995	11,511	10,322	16,923

Total cash and cash equivalents	33,630	29,125	26,302	25,506	34,916

Trading account assets	55,882	54,835	51,540	44,161	44,741
Securities	115,037	111,827	106,184	106,841	108,619
Loans, net of unearned income	461,954	449,206	429,120	421,663	420,158
Allowance for loan losses	(4,507)	(3,505)	(3,390)	(3,378)	(3,360)

Loans, net	457,447	445,701	425,730	418,285	416,798

Loans held for sale	16,772	21,431	17,733	15,032	12,568
Premises and equipment	6,605	6,002	6,080	6,058	6,141
Due from customers on acceptances	1,418	1,295	831	992	855
Goodwill	43,122	38,848	38,766	38,838	38,379
Other intangible assets	2,119	1,380	1,468	1,570	1,635
Other assets	50,864	43,724	40,794	45,386	42,469

Total assets	$782,896	754,168	715,428	702,669	707,121

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest-bearing deposits	60,893	56,825	62,112	63,399	66,572
Interest-bearing deposits	388,236	365,112	347,918	341,871	340,886

Total deposits	449,129	421,937	410,030	405,270	407,458
Short-term borrowings	50,393	62,714	52,715	47,144	49,157
Bank acceptances outstanding	1,424	1,303	840	1,004	863
Trading account liabilities	21,585	17,771	19,319	17,291	18,228
Other liabilities	19,151	18,424	18,080	16,741	20,004
Long-term debt	161,007	158,584	142,047	142,334	138,594

Total liabilities	702,689	680,733	643,031	629,784	634,304

Minority interest in net assets of consolidated subsidiaries	3,335	3,295	3,131	3,099	3,101

STOCKHOLDERS’ EQUITY
Dividend Equalization Preferred shares, no par value, 97 million shares issued and outstanding at December 31, 2007	—	—	—	—	—
Non-Cumulative Perpetual Class A Preferred Stock, Series I, $100,000 liquidation preference per share, 25,010 shares authorized	—	—	—	—	—
Non-Cumulative Perpetual Class A Preferred Stock, Series J, $1,000 liquidation preference per share, 92 million shares issued and outstanding at December 31, 2007	2,300	—	—	—	—
Common stock, $3.33-1/3 par value, authorized 3 billion shares, outstanding 1.960 billion shares at December 31, 2007	6,534	6,283	6,289	6,316	6,300
Paid-in capital	56,149	51,938	51,905	52,026	51,793
Retained earnings	13,456	14,670	14,335	13,378	13,723
Accumulated other comprehensive income, net	(1,567)	(2,751)	(3,263)	(1,934)	(2,100)

Total stockholders’ equity	76,872	70,140	69,266	69,786	69,716

Total liabilities and stockholders’ equity	$782,896	754,168	715,428	702,669	707,121

WACHOVIA CORPORATION AND SUBSIDIARIES

NET INTEREST INCOME SUMMARIES

(Unaudited)

	FOURTH QUARTER 2007			THIRD QUARTER 2007
(In millions)	Average Balances	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balances	Interest Income/ Expense	Average Rates Earned/ Paid
ASSETS
Interest-bearing bank balances	$5,083	64	5.05%	$6,459	93	5.68%
Federal funds sold and securities purchased under resale agreements	12,901	155	4.77	14,206	194	5.42
Trading account assets	37,694	569	6.04	38,737	575	5.93
Securities	115,436	1,625	5.62	111,424	1,522	5.46
Loans
Commercial
Commercial, financial and agricultural	111,500	1,908	6.79	106,263	1,927	7.19
Real estate—construction and other	18,435	318	6.85	17,795	344	7.66
Real estate—mortgage	22,973	426	7.36	20,883	406	7.71
Lease financing	7,374	145	7.82	7,523	146	7.80
Foreign	27,882	380	5.42	22,208	308	5.53

Total commercial	188,164	3,177	6.70	174,672	3,131	7.12

Consumer
Real estate secured	227,893	4,042	7.08	223,356	4,070	7.28
Student loans	8,073	126	6.19	7,299	122	6.61
Installment loans	25,675	651	10.04	24,474	614	9.99

Total consumer	261,641	4,819	7.35	255,129	4,806	7.52

Total loans	449,805	7,996	7.08	429,801	7,937	7.36

Loans held for sale	18,998	360	7.53	20,209	363	7.14
Other earning assets	10,223	166	6.48	7,937	138	6.91

Total earning assets excluding derivatives	650,140	10,935	6.70	628,773	10,822	6.86
Risk management derivatives (a)	—	19	0.01	—	42	0.02

Total earning assets including derivatives	650,140	10,954	6.71	628,773	10,864	6.88

Cash and due from banks	12,028			11,134
Other assets	101,319			89,097

Total assets	$763,487			$729,004

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest-bearing deposits
Savings and NOW accounts	83,370	345	1.64	81,851	357	1.73
Money market accounts	121,717	949	3.09	116,404	980	3.34
Other consumer time	127,061	1,557	4.86	122,474	1,507	4.88
Foreign	27,354	306	4.44	23,322	292	4.97
Other time	20,169	263	5.16	13,776	187	5.40

Total interest-bearing deposits	379,671	3,420	3.57	357,827	3,323	3.68
Federal funds purchased and securities sold under repurchase agreements	36,386	413	4.50	44,334	556	4.98
Commercial paper	7,272	78	4.27	5,799	65	4.42
Securities sold short	6,728	61	3.62	7,420	70	3.74
Other short-term borrowings	10,369	58	2.24	7,793	55	2.74
Long-term debt	158,704	2,129	5.34	151,226	2,067	5.44

Total interest-bearing liabilities excluding derivatives	599,130	6,159	4.08	574,399	6,136	4.24
Risk management derivatives (a)	—	121	0.08	—	144	0.10

Total interest-bearing liabilities including derivatives	599,130	6,280	4.16	574,399	6,280	4.34

Noninterest-bearing deposits	57,895			58,280
Other liabilities	32,476			26,468
Stockholders’ equity	73,986			69,857

Total liabilities and stockholders’ equity	$763,487			$729,004

Interest income and rate earned—including derivatives		$10,954	6.71%		$10,864	6.88%
Interest expense and equivalent rate paid—including derivatives		6,280	3.83		6,280	3.96

Net interest income and margin—including derivatives		$4,674	2.88%		$4,584	2.92%

(a)	The rates earned and the rates paid on risk management derivatives are based on off-balance sheet notional amounts. The fair value of these instruments is included in other assets and other liabilities.

WACHOVIA CORPORATION AND SUBSIDIARIES

NET INTEREST INCOME SUMMARIES

(Unaudited)

SECOND QUARTER 2007			FIRST QUARTER 2007			FOURTH QUARTER 2006
Average Balances	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balances	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balances	Interest Income/ Expense	Average Rates Earned/ Paid

$3,384	50	6.00%	$1,523	30	7.80%	$3,596	54	5.95%
12,110	158	5.25	14,124	177	5.07	20,830	268	5.11
35,165	519	5.90	29,681	442	5.97	31,069	469	6.03
108,433	1,467	5.41	108,071	1,461	5.42	108,543	1,467	5.40

101,012	1,805	7.16	98,413	1,736	7.16	96,359	1,726	7.10
17,334	329	7.62	16,508	313	7.69	16,091	311	7.67
20,175	378	7.53	20,231	380	7.61	19,830	380	7.61
7,759	150	7.74	7,730	150	7.75	9,674	166	6.88
19,232	265	5.51	14,406	196	5.49	12,352	170	5.49

165,512	2,927	7.09	157,288	2,775	7.15	154,306	2,753	7.08

222,096	4,042	7.28	225,909	4,148	7.36	226,870	4,240	7.47
8,850	141	6.42	8,524	136	6.47	8,886	145	6.49
24,799	609	9.38	23,540	566	9.42	22,499	546	9.62

255,745	4,792	7.46	257,973	4,850	7.52	258,255	4,931	7.63

421,257	7,719	7.31	415,261	7,625	7.38	412,561	7,684	7.42

17,644	285	6.47	16,748	255	6.16	11,928	200	6.70
7,985	144	7.23	8,255	139	6.82	8,366	149	7.05

605,978	10,342	6.82	593,663	10,129	6.86	596,893	10,291	6.87
—	46	0.03	—	48	0.03	—	114	0.08

605,978	10,388	6.85	593,663	10,177	6.89	596,893	10,405	6.95

11,533			12,260			12,418
87,262			85,106			89,376

$704,773			$691,029			$698,687

83,977	367	1.75	84,247	373	1.80	82,924	398	1.90
111,562	976	3.51	107,785	917	3.45	104,620	913	3.46
120,684	1,455	4.84	116,262	1,369	4.77	111,858	1,310	4.65
21,871	270	4.96	20,802	249	4.85	20,245	241	4.73
8,051	107	5.30	9,034	119	5.36	12,708	166	5.17

346,145	3,175	3.68	338,130	3,027	3.63	332,355	3,028	3.61
38,031	473	4.98	35,142	430	4.97	43,732	537	4.87
5,143	60	4.67	4,920	57	4.72	5,043	60	4.72
7,158	67	3.75	8,709	83	3.86	9,934	94	3.75
7,688	52	2.77	6,898	44	2.54	6,530	38	2.38
143,504	1,923	5.37	141,979	1,880	5.35	139,364	1,873	5.35

547,669	5,750	4.21	535,778	5,521	4.17	536,958	5,630	4.16
—	151	0.11	—	119	0.09	—	163	0.13

547,669	5,901	4.32	535,778	5,640	4.26	536,958	5,793	4.29

62,273			60,976			63,025
25,514			24,955			28,979
69,317			69,320			69,725

$704,773			$691,029			$698,687

	$10,388	6.85%		$10,177	6.89%		$10,405	6.95%
	5,901	3.91		5,640	3.85		5,793	3.86

	$4,487	2.94%		$4,537	3.04%		$4,612	3.09%

WACHOVIA CORPORATION AND SUBSIDIARIES

NET INTEREST INCOME SUMMARIES

(Unaudited)

	YEAR ENDED 2007			YEAR ENDED 2006
(In millions)	Average Balances	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balances	Interest Income/ Expense	Average Rates Earned/ Paid
ASSETS
Interest-bearing bank balances	$4,128	237	5.74%	$2,793	144	5.16%
Federal funds sold and securities purchased under resale agreements	13,334	684	5.13	18,911	910	4.82
Trading account assets	35,351	2,105	5.95	29,695	1,615	5.44
Securities	110,863	6,075	5.48	118,170	6,353	5.38
Loans
Commercial
Commercial, financial and agricultural	104,338	7,376	7.07	92,100	6,365	6.91
Real estate—construction and other	17,524	1,304	7.44	15,259	1,139	7.46
Real estate—mortgage	21,073	1,590	7.55	19,904	1,477	7.42
Lease financing	7,596	591	7.78	9,836	684	6.95
Foreign	20,972	1,149	5.48	11,360	588	5.18

Total commercial	171,503	12,010	7.00	148,459	10,253	6.91

Consumer
Real estate secured	224,815	16,302	7.25	130,275	9,008	6.91
Student loans	8,183	525	6.42	9,975	633	6.35
Installment loans	24,627	2,440	9.71	19,013	1,787	9.40

Total consumer	257,625	19,267	7.46	159,263	11,428	7.18

Total loans	429,128	31,277	7.28	307,722	21,681	7.05

Loans held for sale	18,411	1,263	6.86	10,428	707	6.78
Other earning assets	8,603	587	6.83	6,343	479	7.54

Total earning assets excluding derivatives	619,818	42,228	6.81	494,062	31,889	6.45
Risk management derivatives (a)	—	155	0.02	—	531	0.11

Total earning assets including derivatives	619,818	42,383	6.83	494,062	32,420	6.56

Cash and due from banks	11,737			12,300
Other assets	90,736			73,972

Total assets	$722,291			$580,334

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest-bearing deposits
Savings and NOW accounts	83,355	1,442	1.73	79,194	1,389	1.75
Money market accounts	114,411	3,822	3.34	100,824	3,209	3.18
Other consumer time	121,652	5,888	4.84	64,872	2,730	4.21
Foreign	23,355	1,117	4.78	20,305	906	4.46
Other time	12,791	676	5.28	13,949	707	5.07

Total interest-bearing deposits	355,564	12,945	3.64	279,144	8,941	3.20
Federal funds purchased and securities sold under repurchase agreements	38,493	1,872	4.86	48,457	2,212	4.56
Commercial paper	5,790	260	4.49	4,775	215	4.50
Securities sold short	7,498	281	3.75	9,168	313	3.41
Other short-term borrowings	8,195	209	2.55	6,431	144	2.26
Long-term debt	148,906	7,999	5.37	87,178	4,605	5.28

Total interest-bearing liabilities excluding derivatives	564,446	23,566	4.18	435,153	16,430	3.78
Risk management derivatives (a)	—	535	0.09	—	586	0.13

Total interest-bearing liabilities including derivatives	564,446	24,101	4.27	435,153	17,016	3.91

Noninterest-bearing deposits	59,843			64,136
Other liabilities	27,371			26,782
Stockholders’ equity	70,631			54,263

Total liabilities and stockholders’ equity	$722,291			$580,334

Interest income and rate earned—including derivatives		$42,383	6.83%		$32,420	6.56%
Interest expense and equivalent rate paid—including derivatives		24,101	3.89		17,016	3.44

Net interest income and margin—including derivatives		$18,282	2.94%		$15,404	3.12%

(a)	The rates earned and the rates paid on risk management derivatives are based on off-balance sheet notional amounts. The fair value of these instruments is included in other assets and other liabilities.

WACHOVIA CORPORATION AND SUBSIDIARIES

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

(Unaudited)

		2007				2006
(In millions, except per share data)	*	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
INCOME FROM CONTINUING OPERATIONS
Net income (GAAP)	A	$51	1,618	2,341	2,302	2,301
Discontinued operations, net of income taxes (GAAP)		—	—	—	—	(46)

Income from continuing operations (GAAP)		51	1,618	2,341	2,302	2,255
Merger-related and restructuring expenses (GAAP)		109	21	20	6	29

Earnings excluding merger-related and restructuring expenses, and discontinued operations	B	160	1,639	2,361	2,308	2,284
Other intangible amortization (GAAP)		64	60	66	76	90

Earnings excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations	C	$224	1,699	2,427	2,384	2,374

RETURN ON AVERAGE COMMON STOCKHOLDERS' EQUITY
Average common stockholders’ equity (GAAP)	D	$73,599	69,857	69,317	69,320	69,725
Merger-related and restructuring expenses (GAAP)		100	36	14	1	95
Discontinued operations (GAAP)		—	—	—	—	(8)

Average common stockholders’ equity, excluding merger-related and restructuring expenses, and discontinued operations	E	73,699	69,893	69,331	69,321	69,812
Average intangible assets (GAAP)	F	(44,941)	(40,198)	(40,328)	(40,263)	(39,979)

Average common stockholders’ equity, excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations	G	$28,758	29,695	29,003	29,058	29,833

Return on average common stockholders’ equity
GAAP	A/D	0.28%	9.19	13.54	13.47	13.09
Excluding merger-related and restructuring expenses, and discontinued operations	B/E	0.86	9.31	13.66	13.50	12.98
Return on average tangible common stockholders’ equity
GAAP	A/D+F	0.71	21.64	32.38	32.14	30.68
Excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations	C/G	3.09%	22.70	33.57	33.27	31.58

RETURN ON AVERAGE ASSETS
Average assets (GAAP)	H	$763,487	729,004	704,773	691,029	698,687
Average intangible assets (GAAP)		(44,941)	(40,198)	(40,328)	(40,263)	(39,979)

Average tangible assets (GAAP)	I	718,546	688,806	664,445	650,766	658,708

Average assets (GAAP)		763,487	729,004	704,773	691,029	698,687
Merger-related and restructuring expenses (GAAP)		100	36	14	1	95
Discontinued operations (GAAP)		—	—	—	—	(8)

Average assets, excluding merger-related and restructuring expenses, and discontinued operations	J	763,587	729,040	704,787	691,030	698,774
Average intangible assets (GAAP)		(44,941)	(40,198)	(40,328)	(40,263)	(39,979)

Average tangible assets, excluding merger-related and restructuring expenses, and discontinued operations	K	$718,646	688,842	664,459	650,767	658,795

Return on average assets
GAAP	A/H	0.03%	0.88	1.33	1.35	1.31
Excluding merger-related and restructuring expenses, and discontinued operations	B/J	0.08	0.89	1.34	1.35	1.30
Return on average tangible assets
GAAP	A/I	0.03	0.93	1.41	1.43	1.39
Excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations	C/K	0.12%	0.98	1.47	1.49	1.43

WACHOVIA CORPORATION AND SUBSIDIARIES

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

(Unaudited)

		2007				2006
(In millions, except per share data)	*	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
OVERHEAD EFFICIENCY RATIOS
Noninterest expense (GAAP)	L	$5,786	4,525	4,890	4,621	4,962
Merger-related and restructuring expenses (GAAP)		(187)	(36)	(32)	(10)	(49)

Noninterest expense, excluding merger-related and restructuring expenses	M	5,599	4,489	4,858	4,611	4,913
Other intangible amortization (GAAP)		(111)	(92)	(103)	(118)	(141)

Noninterest expense, excluding merger-related and restructuring expenses, and other intangible amortization	N	$5,488	4,397	4,755	4,493	4,772

Net interest income (GAAP)		$4,630	4,551	4,449	4,500	4,577
Tax-equivalent adjustment		44	33	38	37	35

Net interest income (Tax-equivalent)		4,674	4,584	4,487	4,537	4,612
Fee and other income (GAAP)		2,526	2,797	4,240	3,734	4,011

Total	O	$7,200	7,381	8,727	8,271	8,623

Retail Brokerage Services, excluding insurance
Noninterest expense (GAAP)	P	$1,743	1,055	1,094	1,036	1,021

Net interest income (GAAP)		$308	257	251	252	249
Tax-equivalent adjustment		1	—	—	—	—

Net interest income (Tax-equivalent)		309	257	251	252	249
Fee and other income (GAAP)		1,908	1,180	1,202	1,185	1,109

Total	Q	$2,217	1,437	1,453	1,437	1,358

Overhead efficiency ratios
GAAP	L/O	80.36%	61.31	56.02	55.88	57.53
Excluding merger-related and restructuring expenses	M/O	77.76	60.83	55.65	55.75	56.97
Excluding merger-related and restructuring expenses, and brokerage	M-P/O-Q	77.39	57.78	51.73	52.31	53.55
Excluding merger-related and restructuring expenses, and other intangible amortization	N/O	76.21	59.59	54.47	54.33	55.33
Excluding merger-related and restructuring expenses, other intangible amortization and brokerage	N-P/O-Q	75.15%	56.25	50.30	50.59	51.61

OPERATING LEVERAGE
Operating leverage (GAAP)		$(1,441)	(983)	189	(13)	665
Merger-related and restructuring expenses (GAAP)		151	4	21	(38)	10

Operating leverage, excluding merger-related and restructuring expenses		(1,290)	(979)	210	(51)	675
Other intangible amortization (GAAP)		21	(12)	(13)	(24)	50

Operating leverage, excluding merger-related and restructuring expenses, and other intangible amortization		$(1,269)	(991)	197	(75)	725

DIVIDEND PAYOUT RATIOS ON COMMON SHARES
Dividends paid per common share	R	$0.64	0.64	0.56	0.56	0.56

Diluted earnings per common share (GAAP)	S	$0.03	0.85	1.22	1.20	1.20
Merger-related and restructuring expenses (GAAP)		0.05	0.01	0.01	—	0.01
Other intangible amortization (GAAP)		0.03	0.03	0.04	0.04	0.05
Discontinued operations (GAAP)		—	—	—	—	(0.02)

Diluted earnings per common share, excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations	T	$0.11	0.89	1.27	1.24	1.24

Dividend payout ratios
GAAP	R/S	2,133.33%	75.29	45.90	46.67	46.67
Excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations	R/T	581.82%	71.91	44.09	45.16	45.16

*	The letters included in the columns are provided to show how the various ratios presented in the tables on pages 23 and 24 are calculated. For example, return on average assets on a GAAP basis is calculated by dividing income (GAAP) by average assets (GAAP) (i.e., A/H) and annualized where appropriate.